Exhibit 99.1
For information, contact:
Investors- Greg Rosenstein, 281-854-3199
Media - George Smalley, 281-854-3163

Exterran Corporation Announces First Quarter 2017 Results

Oil and Gas Product Sales Bookings of $249 Million, Higher Gross Margin Percentages in Contract Operations and Oil and Gas Product Sales, and Debt Repayment of $33 million Highlight Improved First Quarter 2017 Results

HOUSTON, May 3, 2017 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced net income from continuing operations for the first quarter of 2017 of $0.7 million, or $0.02 per share, on revenue of $280.7 million. This compares to net loss from continuing operations of $26.6 million, or $0.77 per share, on revenue of $231.3 million for the fourth quarter of 2016 and net loss from continuing operations of $28.8 million, or $0.84 per share, on revenue of $306.6 million for the first quarter of 2016.

The first quarter 2017 results include $18.1 million in recoveries in our Belleli EPC product sales segment, of which $12.8 million were non-cash recoveries resulting from the Company's release from liquidated damage claims by the customer in exchange for the Company releasing the customer from certain claims, and $5.3 million were cash recoveries from the obtainment of customer change orders. These items were recorded as revenue.

Andrew Way, Exterran's President and Chief Executive Officer commented, “First quarter results from our core segments exceeded expectations due to continued productivity in our contract operations business and improved oil and gas product sales gross margins resulting from increased volumes. Bookings for oil and gas products were $249 million, the highest since the fourth quarter of 2014. It also marked the fourth consecutive quarter of sequentially higher bookings.

“Our competitive advantages of designing and delivering in a timely manner midstream solutions critical to natural gas production and processing are enabling us to capitalize on improving market factors, especially in the U.S. where demand for midstream infrastructure continues to increase. The combination of our sequentially improved performance and our continued focus on cash generation allowed us to once again repay debt. This was the fifth consecutive quarter we repaid debt as we remain disciplined and prudently manage cash through the industry cycle.

“In addition to improving our liquidity, we also strengthened our capital structure with the issuance of our $375 million, 8.125% Senior Notes due in 2025. This removes near-term debt maturities and provides us additional capital to invest in new projects.”

Adjusted net income from continuing operations for the first quarter of 2017 was $4.7 million, or $0.13 per share. This compares to adjusted net loss from continuing operations of $17.9 million, or $0.52 per share, for the fourth quarter of 2016 and adjusted net loss from continuing operations of $23.5 million, or $0.68 per share, for the first quarter of 2016. Excluded from adjusted net income from continuing operations for the first quarter of 2017 were pre-tax expenses of $2.2 million in restatement charges and $1.9 million in restructuring costs. See table below for reconciliation of GAAP to non-GAAP financial information.

Net income for the first quarter of 2017 was $20.3 million. This compares to net loss of $26.8 million for the fourth quarter of 2016 and net loss of $93.0 million for the first quarter of 2016.

EBITDA, as adjusted, was $51.3 million for the first quarter of 2017, as compared with EBITDA, as adjusted, of $28.1 million for the fourth quarter of 2016 and $38.0 million for the first quarter of 2016. See table below for reconciliation of GAAP to non-GAAP financial information.

Selling, general and administrative expenses were $45.4 million in the first quarter of 2017, as compared with $41.7 million in the fourth quarter of 2016 and $45.7 million in the first quarter of 2016. The sequential increase was primarily due to higher management change costs and compensation expenses.

Contract Operations Segment
Contract operations revenue in the first quarter of 2017 was $92.0 million, a 2% decrease from fourth quarter 2016 revenue of $93.9 million and a 12% decrease from first quarter 2016 revenue of $104.8 million.

Contract operations gross margin in the first quarter of 2017 was $61.2 million, unchanged from fourth quarter 2016 gross margin of $61.2 million and an 8% decrease from first quarter 2016 gross margin of $66.3 million. Gross margin percentage in the first quarter of 2017 was 67%, as compared with 65% in the fourth quarter of 2016 and 63% in the first quarter of 2016.

The sequential revenue decline was primarily due to a reduction in recognized deferred revenue resulting from contract extensions, while the sequential gross margin percentage increased due to lower maintenance expense.

Aftermarket Services Segment
Aftermarket services revenue in the first quarter of 2017 was $22.5 million, a 22% decrease from fourth quarter 2016 revenue of $29.1 million and a 26% decrease from fourth quarter 2015 revenue of $30.2 million.

Aftermarket services gross margin in the first quarter of 2017 was $5.9 million, an 18% decrease from fourth quarter 2016 gross margin of $7.2 million and a 26% decrease from first quarter 2016 gross margin of $7.9 million. Gross margin percentage in the first quarter of 2017 was 26%, as compared with 25% in the fourth quarter of 2016 and 26% in the first quarter of 2016.

The sequential decrease in aftermarket service revenue was driven primarily by a decrease in Eastern Hemisphere parts sales. Sequential gross margin percentage was higher due to business mix.

Oil and Gas Product Sales Segment
Oil and gas product sales revenue in the first quarter of 2017 was $130.9 million, a 68% increase from fourth quarter 2016 revenue of $77.7 million, and an 8% decrease from first quarter 2016 revenue of $141.7 million.

Oil and gas product sales gross margin in the first quarter of 2017 was $11.3 million, a 358% increase from fourth quarter 2016 gross margin of $2.5 million and slightly lower than first quarter 2016 gross margin of $11.4 million. Gross margin percentage in the first quarter of 2017 was 9% as compared with 3% in the fourth quarter of 2016 and 8% in the first quarter of 2016.

The sequential increase in revenue and gross margins were primarily due to an increase in compression and processing and production equipment sales, resulting from higher activity in North America.

Oil and gas product sales backlog was $424.6 million at March 31, 2017, as compared to $306.2 million at December 31, 2016 and $146.0 million at March 31, 2016. Oil and gas product sales bookings for the first quarter of 2017 were $249.2 million, resulting in a book-to-bill ratio of 190%. This compares to bookings of $230.8 million for the fourth quarter of 2016 and bookings of $20.2 million for the first quarter of 2016.

Belleli EPC Product Sales Segment
As previously disclosed, the Company is in the process of exiting the non-core business lines of Belleli EPC. First quarter results were favorably impacted by the recoveries discussed above. Revenue was $35.3 million and gross margin was $17.3 million.

Conference Call Information
The Company will host a conference call at 10 a.m. Central Time on Thursday, May 4, 2017. The call can be accessed from the Company's website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through Thursday, May 11, 2017 and may be accessed by calling 877-660-6853 and using the pass code 13661134.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

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Non-GAAP Financial Information
Gross Margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran's control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new oil and gas product sales customers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; the inherent risks associated with Exterran’s operations, such as equipment defects, malfunctions and natural disasters; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; Exterran’s ability to implement appropriate changes to its internal controls and procedures in a timely and cost efficient manner; the effectiveness of Exterran's internal controls going forward, including the existence of any control deficiencies identified in the future; the resolution of Exterran's pending Securities and Exchange Commission investigation; the results of governmental actions relating to pending investigations; and the results of any shareholder actions relating to the recent restatement of Exterran’s financial statements.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenues:
Contract operations	$92,045	$93,872	$104,759
Aftermarket services	22,524	29,051	30,241
Oil and gas product sales	130,856	77,700	141,667
Belleli EPC product sales	35,274	30,695	29,963
	280,699	231,318	306,630
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	30,798	32,715	38,498
Aftermarket services	16,612	21,859	22,300
Oil and gas product sales	119,537	75,229	130,305
Belleli EPC product sales	17,999	32,369	31,587
Selling, general and administrative	45,397	41,735	45,738
Depreciation and amortization	25,880	31,441	50,933
Long-lived asset impairment	—	9,137	651
Restatement charges (recoveries)	2,172	(1,270)	—
Restructuring and other charges	1,868	2,015	12,567
Interest expense	7,087	8,585	8,463
Equity in income of non-consolidated affiliates	—	—	(5,174)
Other (income) expense, net	(2,333)	72	(4,417)
	265,017	253,887	331,451
Income (loss) before income taxes	15,682	(22,569)	(24,821)
Provision for income taxes	14,999	4,073	4,009
Income (loss) from continuing operations	683	(26,642)	(28,830)
Income (loss) from discontinued operations, net of tax	19,638	(132)	(64,127)
Net income (loss)	$20,321	$(26,774)	$(92,957)

Basic net income (loss) per common share:
Income (loss) from continuing operations per common share	$0.02	$(0.77)	$(0.84)
Income (loss) from discontinued operations per common share	0.55	—	(1.86)
Net income (loss) per common share	$0.57	$(0.77)	$(2.70)

Diluted net income (loss) per common share:
Income (loss) from continuing operations per common share	$0.02	$(0.77)	$(0.84)
Income (loss) from discontinued operations per common share	0.54	—	(1.86)
Net income (loss) per common share	$0.56	$(0.77)	$(2.70)

Weighted average common shares outstanding used in net income (loss) per common share:
Basic	34,850	34,675	34,459
Diluted	34,946	34,675	34,459

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$18,014	$35,678
Restricted cash	671	671
Accounts receivable, net	267,463	230,607
Inventory	163,025	157,516
Costs and estimated earnings in excess of billings on uncompleted contracts	35,306	31,956
Other current assets	53,197	55,516
Current assets associated with discontinued operations	8	14
Total current assets	537,684	511,958
Property, plant and equipment, net	797,751	797,809
Deferred income taxes	5,829	6,015
Intangible and other assets, net	56,030	58,996
Total assets	$1,397,294	$1,374,778

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$111,680	$95,959
Accrued liabilities	134,102	162,792
Deferred revenue	26,266	32,154
Billings on uncompleted contracts in excess of costs and estimated earnings	97,425	42,116
Current liabilities associated with discontinued operations	272	1,113
Total current liabilities	369,745	334,134
Long-term debt	317,114	348,970
Deferred income taxes	15,318	11,700
Long-term deferred revenue	108,860	98,964
Other long-term liabilities	24,277	24,237
Long-term liabilities associated with discontinued operations	2	2
Total liabilities	835,316	818,007
Total stockholders’ equity	561,978	556,771
Total liabilities and stockholders’ equity	$1,397,294	$1,374,778

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenues:
Contract operations	$92,045	$93,872	$104,759
Aftermarket services	22,524	29,051	30,241
Oil and gas product sales	130,856	77,700	141,667
Belleli EPC product sales	35,274	30,695	29,963
	$280,699	$231,318	$306,630

Gross margin:
Contract operations	$61,247	$61,157	$66,261
Aftermarket services	5,912	7,192	7,941
Oil and gas product sales	11,319	2,471	11,362
Belleli EPC product sales	17,275	(1,674)	(1,624)
Total	$95,753	$69,146	$83,940

Gross margin percentage:
Contract operations	67%	65%	63%
Aftermarket services	26%	25%	26%
Oil and gas product sales	9%	3%	8%
Belleli EPC product sales	49%	(5)%	(5)%
Total	34%	30%	27%

Selling, general and administrative	$45,397	$41,735	$45,738
% of revenue	16%	18%	15%

EBITDA, as adjusted	$51,338	$28,115	$38,009
% of revenue	18%	12%	12%

Capital expenditures	$20,590	$26,636	$14,451
Less: Proceeds from sale of PP&E	(2,584)	(1,842)	(85)
Net Capital expenditures	$18,006	$24,794	$14,366

	March 31,	December 31,	March 31,
	2017	2016	2016
Product Sales Backlog:
Oil and Gas Product Sales Backlog:
Compression and Accessory Backlog	$221,994	$160,006	$75,717
Production and Processing Equipment Backlog	201,508	144,252	67,237
Installation Backlog	1,052	1,964	3,031
Belleli EPC Backlog	46,425	63,578	137,100
Total Product Sales Backlog	$470,979	$369,800	$283,085

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Non-GAAP Financial Information—Reconciliation of Income (loss) before income taxes to Total gross margin:
Income (loss) before income taxes	$15,682	$(22,569)	$(24,821)
Selling, general and administrative	45,397	41,735	45,738
Depreciation and amortization	25,880	31,441	50,933
Long-lived asset impairment	—	9,137	651
Restatement charges (recoveries)	2,172	(1,270)	—
Restructuring and other charges	1,868	2,015	12,567
Interest expense	7,087	8,585	8,463
Equity in income of non-consolidated affiliates	—	—	(5,174)
Other (income) expense, net	(2,333)	72	(4,417)
Total gross margin (1)	$95,753	$69,146	$83,940

Non-GAAP Financial Information—Reconciliation of Net income (loss) to EBITDA, as adjusted:
Net income (loss)	$20,321	$(26,774)	$(92,957)
(Income) loss from discontinued operations, net of tax	(19,638)	132	64,127
Depreciation and amortization	25,880	31,441	50,933
Long-lived asset impairment	—	9,137	651
Restatement charges (recoveries)	2,172	(1,270)	—
Restructuring and other charges	1,868	2,015	12,567
Proceeds from sale of joint venture assets	—	—	(5,174)
Interest expense	7,087	8,585	8,463
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(1,462)	776	(4,610)
Loss on sale of business	111	—	—
Provision for income taxes	14,999	4,073	4,009
EBITDA, as adjusted (2)	$51,338	$28,115	$38,009

Non-GAAP Financial Information—Reconciliation of Net income (loss) to Adjusted net income (loss) from continuing operations:
Net income (loss)	$20,321	$(26,774)	$(92,957)
(Income) loss from discontinued operations, net of tax	(19,638)	132	64,127
Income (loss) from continuing operations	683	(26,642)	(28,830)
Adjustment for items:
Long-lived asset impairment	—	9,137	651
Restatement charges (recoveries)	2,172	(1,270)	—
Restructuring and other charges	1,868	2,015	12,567
Proceeds from sale of joint venture assets	—	—	(5,174)
Loss on sale of business	111	—	—
Tax impact of adjustments (3)	(104)	(1,116)	(2,755)
Adjusted net income (loss) from continuing operations (4)	$4,730	$(17,876)	$(23,541)

Diluted income (loss) from continuing operations per common share	$0.02	$(0.77)	$(0.84)
Adjustment for items, after-tax, per diluted common share	0.11	0.25	0.16
Diluted adjusted net income (loss) from continuing operations per common share (4) (5)	$0.13	$(0.52)	$(0.68)

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement charges (recoveries), restructuring and other charges and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by non-taxable proceeds from sale of joint venture assets for applicable periods and the inability to recognize tax benefits from charges in jurisdictions that are in cumulative loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provide useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement charges (recoveries), expensed acquisition costs and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to participation rights in undistributed earnings. Accordingly, we have excluded adjusted net income from continuing operations attributable to participating securities of $0.1 million for the three months ended March 31, 2017 from our calculation of diluted adjusted net income (loss) from continuing operations per common share.